Exhibit 99.1

ASIAINFO REPORTS THIRD QUARTER 2007 RESULTS

•	Net Income Grows 213% Year-Over-Year and 151% Sequentially

•	Total Revenue (GAAP) Grows 17% Year-Over-Year and 9% Sequentially While Net Revenue[1] (Non-GAAP) Grows 26% Year-Over-Year and 11% Sequentially

BEIJING/SANTA CLARA, Calif. – October 25, 2007 – AsiaInfo Holdings, Inc. (Nasdaq: ASIA), (“AsiaInfo”) a leading provider of telecom software solutions and IT security products and services in China, today announced third quarter results for the period ended September 30, 2007.

“I am pleased to report another quarter of strong growth in our core telecom software solutions business,” said Steve Zhang, AsiaInfo’s president and chief executive officer. “We continued to execute against our strategy of delivering innovative, industry leading telecom solutions, with strong gains in the China Mobile market as well as with the other three major carriers. We are also encouraged by the performance of our IT security business, which continues to enjoy a strong recovery.”

“During the quarter, we continued to expand and enhance our leading telecom solutions offerings,” continued Mr. Zhang. “China’s telecom carriers increasingly realize the need to invest in IT infrastructure to implement advanced sales and customer service initiatives. With AsiaInfo’s deep understanding of the Chinese market and commitment to leveraging R&D to produce innovative telecom solutions that address the needs of China’s rapidly changing telecom industry, AsiaInfo is well positioned to be an industry leader for the long term.”

In the third quarter, AsiaInfo announced several significant contracts to deliver billing and Customer Relationship Management (CRM) solutions to China Mobile Pakistan, provide 3G billing solutions to China Telecom’s extended TD-SCDMA trial, optimize Zhejiang Mobile’s Business Operation Support System (BOSS), develop headquarters-level CRM systems for China Unicom, develop an over-the-air payment solution for Jiangxi Mobile, expand China Mobile’s headquarters’ business intelligence system, and deploy an online short message mailbox system for China Unicom.

Third Quarter 2007 Financial Results

Total revenue for the third quarter of 2007 was US$32.4 million, 17% higher than the year ago period and up 9% sequentially. Gross margin was 50% in the third quarter of 2007 compared to 43% in the year-ago period and 49% in the previous quarter. Gross margin as a percent of net revenue was 55% compared to 51% in the year-ago period and 54% in the previous quarter.

Exceeding guidance, net revenue (Non-GAAP) for the third quarter of 2007 was US$29.6 million, an increase of 26% year-over-year, and an increase of 11% sequentially.

[1]	Net revenue, a non-GAAP measure, represents total revenue net of third party hardware costs. A reconciliation of net revenue to GAAP revenue is provided at the end of this press release.

AsiaInfo’s telecom business recorded another quarter of steady growth, with net revenue up 19% year-over-year, and 7% sequentially. Net revenue for the Lenovo-AsiaInfo business unit increased 76% year-over-year, and 42% sequentially. Please refer to the end of this press release for condensed segmented financial results for AsiaInfo’s two business units.

Revenue from software products and solutions for the third quarter of 2007 was US$25.2 million, an increase of 31% from the year-ago period and an increase of 12% sequentially. Service revenue was US$4.2 million, a 3% increase year-over-year and a 6% sequential increase. Third-party hardware revenue was US$2.9 million, a 35% decrease from the year ago period and a decrease of 7% sequentially.

During the third quarter of 2007, the Lenovo-AsiaInfo business unit contributed approximately 17% to net revenue, including a 19% contribution to software products and solutions revenue and a 2% contribution to service revenue. Lenovo-AsiaInfo contributed 12% to the Company’s net revenue in the year-ago period and 13% in the previous quarter.

Total operating expenses for the third quarter of 2007 were US$13.0 million, an increase of 19% year-over-year and a 2% decrease sequentially. Lenovo-AsiaInfo contributed 24% to total operating expenses before corporate general and administrative charges for the third quarter of 2007.

In the third quarter, AsiaInfo recorded total net income of US$6.3 million or US$0.14 per basic share. This is compared to net income of US$2.0 million or US$0.05 per basic share in the year-ago period, and US$2.5 million or US$0.06 per basic share in the previous quarter. This represents a year-over-year increase of 213% and a sequential increase of 151%. Net income exclusive the higher-than-normal dividend income net of tax was US$3.8 million or US$ 0.09 per basic share, representing a year-over-year increase of 90% and a sequential increase of 52%.

Net income excluding share-based compensation expense, amortization and impairment charges, after-tax dividend income and gain on discontinued operations (Non-GAAP net income2) was US$4.8 million in the third quarter of 2007 or US$0.11 per basic share. Non-GAAP net income in the year-ago period was US$2.5 million or US$0.06 per basic share. Non-GAAP net income in the previous quarter was US$3.9 million or US$0.09 per basic share. This represents a year-over-year increase of 92% and a sequential increase of 23%.

As of September 30, 2007, AsiaInfo had cash and cash equivalents, restricted cash and short term investments totaling US$174.4 million, representing a sequential increase of 6% operating cash flow in the third quarter of 2007 was a net inflow of approximately US$2.4 million.

[2]

Non-GAAP net income and non-GAAP EPS measures exclude certain non-cash expense and income, including share-based compensation expenses, amortization expenses of acquired intangible assets, after-tax dividend income and gain on discontinued operations. A reconciliation of these non-GAAP measures to the most comparable GAAP measures is provided at the end of the press release.

Fourth Quarter 2007 Guidance

AsiaInfo expects fourth quarter 2007 net revenue to be in the range of US$31 million to US$33 million, representing an increase of 22% to 30% year-over-year, and net income from continuing operations per basic share to be in the range of US$0.10 to US$0.11, representing 100% to 120% year-over-year increase. Excluding the after-tax dividend income in the third quarter, this represents an increase of 11% to 22% sequentially.

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except shares and per share amounts)

	Three Months Ended Sept 30		Nine Months Ended Sept 30
	2007	2006	2007	2006(1)
Revenues:
Software products and solutions	$25,173	$19,165	$67,179	$50,533
Service	4,247	4,106	11,827	9,941
Third party hardware	2,945	4,503	12,984	16,998

Total revenues	32,365	27,774	91,990	77,472

Cost of revenues:
Software products and solutions	11,510	9,043	30,599	24,259
Service	1,912	2,542	5,588	6,465
Third party hardware	2,798	4,278	12,335	16,149

Total cost of revenues	16,220	15,863	48,522	46,873

Gross profit	16,145	11,911	43,468	30,599

Operating expenses:
Sales and marketing	6,916	5,583	19,639	13,673
General and administrative	1,609	1,526	6,027	5,957
Research and development	4,486	3,816	12,733	10,518

Total operating expenses	13,011	10,925	38,399	30,148

Other operating income	—	—	2,734	—

Income from operations	3,134	986	7,803	451

Other income (expenses):
Interest and dividend income	4,439	1,054	7,245	3,149
Gain on sale of investments	123	—	704	—
Other expense, net	(12)	(21)	(32)	(76)

Total other income, net	4,550	1,033	7,917	3,073

Income before provision for income taxes and discontinued operations	7,684	2,019	15,720	3,524
Provision for income taxes	1,412	198	1,999	464

Income from continuing operations	6,272	1,821	13,721	3,060

Discontinued Operations
Income from discontinued operations net of taxes	—	183	1,445	652

Net income	6,272	2,004	15,166	3,712

Income from continuing operations per share:
Basic	$0.14	$0.05	$0.32	$0.07
Diluted	$0.14	$0.05	$0.31	$0.07

Income from discontinued operations per share:
Basic	—	—	$0.03	$0.01
Diluted	—	—	$0.03	$0.01

Net income per share
Basic	$0.14	$0.05	$0.35	$0.08
Diluted	$0.14	$0.05	$0.34	$0.08

Weighted average shares used in computation:
Basic	43,735,575	42,331,045	43,374,659	43,897,256
Diluted	45,272,832	42,837,799	45,006,094	44,693,929

Non-GAAP disclosure
Net revenue	$29,567	$23,496	$79,655	$61,323

(1)	Certain reclassifications have been made to prior period data due to 2006 discontinued operations.

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As at
	Sept 30, 2007	Dec 31, 2006(1)
ASSETS:
Current Assets:
Cash and cash equivalents	$96,686	$104,575
Restricted cash	13,901	12,645
Short term investments	63,835	45,882
Trade notes receivable	1,342	848
Accounts receivable, net (net of allowances of $3,050 and $3,311 as of Sept 30, 2007 and Dec 31, 2006, respectively)	48,786	35,234
Inventories	5,848	6,518
Other receivables	3,063	4,288
Deferred income taxes-current	—	124
Prepaid expenses and other current assets	6,302	5,614
Assets held for sale	—	857

Total current assets	239,763	216,585

Long term investment	1,858	1,787
Property and equipment- net	2,320	1,857
Goodwill	18,182	17,993
Other acquired intangible assets-net	3,513	4,765
Deferred income taxes-non-current	1,175	1,175

Total Assets	$266,811	$244,162

LIABILITY AND STOCKHOLDERS EQUITY
Current Liabilities:
Trade notes payable	$5,552	$4,045
Accounts payable	11,357	15,537
Accrued expenses	12,050	11,738
Deferred revenue	18,264	23,169
Accrued employee benefits	17,439	18,376
Other payables	3,725	4,450
Income taxes payable	1,481	927
Other taxes payable	3,466	3,232
Deferred income tax liability-current	2,379	—
Liabilities held for sale	—	227

Total current liabilities	75,713	81,701

Unrecognized tax benefits-non-current	692	—

Total Liabilities	$76,405	$81,701

Stockholders’ Equity:
Common stock (100,000,000 shares authorized; $0.01 par value; 44,078,328 and 43,076,034 shares issued as of Sept 30, 2007 and Dec 31, 2006, respectively; 43,834,028 and 43,076,034 shares issued and outstanding as of Sept 30, 2007 and Dec 31, 2006, respectively)	441	431
Additional paid-in capital	199,996	195,881
Treasury stock, at cost, 244,300 shares and nil at Sept 30, 2007 and Dec 31, 2006, respectively	(1,953)	—
Accumulated deficit	(25,606)	(40,556)
Accumulated other comprehensive income	17,528	6,705

Total stockholders’ equity	190,406	162,461

Total Liabilities and Stockholders’ Equity	$266,811	$244,162

(1)	December 31, 2006 balances were extracted from audited financial statements.

ASIAINFO HOLDINGS, INC.

CONDENSED INFORMATION FOR REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands of US$)

	Three Months Ended
	Sept 30, 2007			Sept 30, 2006			Jun 30, 2007
	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total
Revenues:
Software products and solutions	$20,282	$4,891	$25,173	$16,577	$2,588	$19,165	$19,000	$3,406	$22,406
Service	4,144	103	4,247	3,855	251	4,106	3,950	61	4,011
Third party hardware	2,900	45	2,945	4,481	22	4,503	2,306	847	3,153

Total revenues	27,326	5,039	32,365	24,913	2,861	27,774	25,256	4,314	29,570

Cost of revenues:
Software products and solutions	9,752	1,758	11,510	7,812	1,231	9,043	8,861	1,255	10,116
Service	1,706	206	1,912	2,228	314	2,542	1,842	138	1,980
Third party hardware	2,755	43	2,798	4,257	21	4,278	2,190	805	2,995

Total cost of revenues	14,213	2,007	16,220	14,297	1,566	15,863	12,893	2,198	15,091

Gross profit	13,113	3,032	16,145	10,616	1,295	11,911	12,363	2,116	14,479
Business unit expenses:
Sales and marketing	4,592	2,324	6,916	4,035	1,548	5,583	4,857	1,796	6,653
General and administrative(1)	388	(10)	378	—	(266)	(266)	343	4	347
Research and development	3,988	498	4,486	3,317	499	3,816	3,809	352	4,161

Total business unit expenses	8,968	2,812	11,780	7,352	1,781	9,133	9,009	2,152	11,161

Contribution profit (loss)	$4,145	$220	$4,365	$3,264	$(486)	$2,778	$3,354	$(36)	$3,318

Corporate general and administration			1,231			1,792			2,123

Operating profit			$3,134			$986			$1,195

(1)	General and administrative expenses reported reflect only the direct controllable expenses of each business unit and do not include allocation of corporate general and administrative expenses.

Third Quarter 2007 Conference Call

The earnings announcement conference call will take place at 5:00pm Pacific Time/8:00pm Eastern Time (Beijing/Hong Kong Time: October 26, 2007 at 8:00am). The management team will be on the call to discuss results and highlights of the quarter, and answer questions. The dial-in numbers for the conference call are as follows:

U.S.:	+1-866-549-1292
Hong Kong and International:	+852-3005-2050
China Local Number:	4007-331-511
China Toll Free:	8008-697-678

The passcode for the call is 499818.

A replay will be available from 8:00pm Pacific Time on October 25, 2007 until 8:00pm Pacific Time on November 24, 2007 by dialing one of the following numbers:

U.S.:	+1-866-753-0743
China Toll Free:	8008-697-680
Hong Kong and International:	+852-3005-2020

The passcode for the replay is 132951.

Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at http://www.asiainfo.com.

Reconciliation of Non-GAAP Measures

This earnings release contains presentations of the following “Non-GAAP financial measures” as defined by the applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The Non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the Non-GAAP financial measures to the nearest comparable GAAP measures.

(1) AsiaInfo’s net revenue represents total revenue net of hardware costs that are passed through to our customers. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (Non-GAAP) to the nearest GAAP financial measure (total revenue):

	2007 Q3	2006 Q3	2007 Q2
	(in thousands of US dollars)
Net Revenue, non-GAAP	29,567	23,496	26,575
Third Party Hardware Costs	2,798	4,278	2,995
Total Revenues, GAAP	32,365	27,774	29,570

(2) Non-GAAP net income and non-GAAP basic EPS exclude certain non-cash expenses, including share-based compensation expenses, amortization of acquired intangible assets, after-tax dividend income and gain on discontinued operations. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain non-cash expenses that may not be indicative of our operating performance from a cash perspective. We believe that both management and investors benefit from referring to this additional information in assessing our performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to AsiaInfo’s historical performance and liquidity.

Reconciliation of Non-GAAP net income to GAAP net income

	2007 Q3	2006 Q3	2007 Q2
	(in thousands of US dollars except for per share amount)
GAAP net income	6,272	2,004	2,498
Adjustments:

• Share-based compensation	741	138	912
• Amortization of acquired intangible assets	296	561	523
• Gain on discontinued operations	—	(183)	—
• Dividend income, net of tax	(2,526)	(93)	(93)

Non-GAAP net income	4,783	2,427	3,840

Non-GAAP basic EPS	0.11	0.06	0.09

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of October 25, 2007. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

China Contacts:

Charles Zhang

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

(+8610) 8216-6039

William McCue

Ogilvy Public Relations Worldwide

william.mccue@ogilvy.com

(+8610) 8520-6514